EXHIBIT 10.2

SECURITY AGREEMENT

     This Security Agreement is made between MITCHAM INDUSTRIES, INC., located at P. O. Box 1175, Huntsville, Texas 77342-1175, referred to in this Security Agreement as the ‘‘Debtor,’’ and FIRST VICTORIA NATIONAL BANK, located at 101 S. Main Street, Victoria, Texas 77901, referred to in this Agreement as the ‘‘Secured Party.’’ Secured Party and Debtor enter into this Security Agreement on June 27, 2005 on the following terms and conditions:

I. CREATION OF SECURITY INTEREST

Grant of Interest to Secure Obligations of Debtor

     1. For value received, the Debtor grants to the Secured Party a security interest in the Collateral described in Paragraph 2 of this Security Agreement, to secure each and all of the following:

     (a) The Debtor’s note of $12,500,000.00 to the Secured Party of this same date, payable as to principal and interest as provided in the note, and all indebtedness and liabilities of the Debtor to the Secured Party at any time arising under the terms of the note.

     (b) Future advances to be evidenced by similar notes to be made by the Secured Party to the Debtor at the Secured Party’s option.

     (c) All expenditures by the Secured Party for taxes, insurance, repairs to and maintenance of the Collateral, and all costs and expenses incurred by the Secured Party in the collection and enforcement of the note and other indebtedness of the Debtor.

     (d) All liabilities, debts, and other duties of the Debtor to the Secured Party now existing or later incurred, matured or unmatured, direct or contingent, and any renewals, extensions, and substitutions of these liabilities, debts, or other duties.

     Collateral

     2. The following described property is referred to in this Security Agreement as the ‘‘Collateral’’: all assets of Debtor, including but not limited to its equipment, accounts receivable, contracts, leases, inventory, instruments, chattel paper and general intangibles, now owned or hereafter acquired by Debtor, and any and all proceeds, increases, substitutions, replacements, additions and accessions to such assets.

     Security Interest in Proceeds

     3. The Debtor grants to the Secured Party a security interest in and to all proceeds, increases, substitutions, replacements, additions, and accessions to the Collateral. The inclusion of proceeds in this Security Agreement does not authorize the Debtor to sell, lease, dispose of, or otherwise use the Collateral without the express, written consent of the Secured Party, except as otherwise provided in paragraph 13 of this Security Agreement, or in the Loan Agreement.

Exhibit 10.2

II. WARRANTIES AND REPRESENTATIONS OF DEBTOR

     Debtor warrants, covenants, and agrees as follows:

     Credit Information

     4. All information supplied and statements made by the Debtor in any financial, credit, or accounting statement or application for credit prior to, contemporaneously with, or subsequent to the execution of this Security Agreement are true, correct, and complete.

     Title

     5. Except for the security interest granted by this Security Agreement, the Debtor has, or on acquisition will have, full title to the Collateral free from any lien, security interest, encumbrance, or claim except for a Permitted Lien as defined in the Loan Agreement.

     No Other Secured Transactions

     6. No other security agreement has been made and no security interests, other than the ones created by this Security Agreement, has attached to or been perfected in the Collateral or in any part of the Collateral except for (i) those security interests created in favor of Seamap International Holding Pte, Ltd. as a result of the acquisition of Seamap International Holding Pte, Ltd. and (ii) any which may hereinafter arise from the issuance of letters of credit in connection with the proposed contract between Borrower or its subsidiaries and the Royal Australian Navy. Debtor will provide to Secured Party copies of all security interests and obligations of Debtor as a result of the acquisition of Seamap International Holding Pte, Ltd.

     7. Except for any financing statements or other registered instruments reflecting the security interests to be filed by the Secured Party or Debtor in connection with this Security Agreement, no financing statement or other instrument covering the Collateral, or any part of the Collateral, has been authorized by the Debtor to be filed in any jurisdiction in the United States of America or other foreign nation.

     Conflicting Claims

     8. Within the Debtor’s knowledge, no dispute, right of setoff, counterclaim, or defense exists with respect to any part of the Collateral.

III. TREATMENT, USE, AND PROTECTION OF COLLATERAL

     Location and Identification

     9. The Collateral will remain in the Debtor’s possession or control at all times at the Debtor’s risk of loss and will remain at the address shown at the beginning of this Security Agreement, where the Secured Party may inspect it at any time. Except for its temporary removal in connection with its ordinary use, the Debtor will not remove the Collateral from the above address without obtaining the prior written consent of the Secured Party. This paragraph shall not apply to that portion of the Collateral that consists of equipment and/or inventory leased, sold and/or disposed in the ordinary course of business as specified in Paragraph 13.

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     10. The Debtor will at all times keep accurate and complete records of the Collateral and its proceeds including the location of the Collateral and the names and addresses of other entities having possession of the Collateral.

     Sale, Assignment, or Transfer of Collateral

     11. Without the prior written consent of the Secured Party, the Debtor will not do any of the following acts:

     (a) Sell, lease, assign, encumber, transfer, or dispose of the Collateral or its proceeds except that the Debtor may lease, sell or dispose of equipment and/or inventory in the ordinary course of business as specified in Paragraph 13.

     (b) Create in favor of anyone, except the Secured Party, any other security interest in the Collateral, or in any part of the Collateral, or otherwise encumber or permit it to become subject to any lien, attachment, execution, or other legal or equitable process except for a Permitted Lien as defined in the Loan Agreement.

     12. The Debtor will keep the Collateral and proceeds free from unpaid charges, including taxes, until this Security Agreement and all debts it secures have been fully satisfied.

     Lease or Sale of Equipment and/or Inventory

     13. Debtor may lease, sell and/or dispose of equipment and/or inventory only in the ordinary course of business, on terms and at prices that are customary and reasonable for the industry, but not otherwise. Debtor may, in good faith, determine the suitable and appropriate terms and prices for the leases, sales and/or other disposition of equipment and/or inventory. Debtor will not engage in any bulk sales or other bulk disposition or transfer of equipment and/or inventory (other than equipment that is obsolete or worn out) or offer products at discounts not in the ordinary course of business without obtaining the prior written consent of Secured Party.

     Insurance

     14. The Debtor will insure the Collateral with nationally reputable insurance companies against the casualties and in the amounts the Secured Party reasonably requires. The policy or policies will include a loss payable clause in favor of the Debtor and Secured Party, as their relative interests require. Additionally, the Secured Party is authorized to collect sums that may become due under any policy, and to apply the funds to the obligations secured by this Security Agreement.

     Protection of Collateral

     15. The Debtor will keep the Collateral in good order and repair and will not waste, misuse, or destroy the Collateral, in whole or in part. However, this provision does not prohibit ordinary wear and tear resulting from the Collateral’s intended use. The Debtor will not use the Collateral in violation of any statute or ordinance.

     16. The Secured Party has the right to examine and inspect the Collateral at any reasonable time without notice.

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     Taxes

     17. The Debtor will pay promptly when due all taxes and assessments on the Collateral, or in connection with its use and operation.

     Reimbursement of Expenses

     18. At its option, the Secured Party may discharge taxes, liens, interest, or perform or cause to be performed for and on behalf of the Debtor any actions and conditions, obligations, or covenants that the Debtor has failed or refused to perform. Secured Party may pay for the repair, maintenance, and preservation of the Collateral. All sums so expended, including but not limited to, attorney’s fees, court costs, agent’s fees, or commissions, or any other costs or expenses, will bear interest from the date of payment at the rate of ten percent (10%) per annum and will be payable at the place designated in debtor’s note and will be secured by this Security Agreement. Debtor will immediately reimburse Secured Party for any and all expenses incurred in these actions.

IV. OBLIGATIONS OF DEBTOR

     Performance

     19. The Debtor agrees to perform fully all of the Debtor’s duties under and in connection with each transaction to which the Collateral, in whole or in part, relates.

     20. The Debtor will punctually and properly perform all of the Debtor’s covenants, duties, and liabilities under any other security agreement, loan agreement, lease and rental assignment, mortgage, deed of trust, collateral pledge agreement, or contract of any kind now or hereafter existing as security for or in connection with payment of the debt or obligation owing.

     21. The Debtor will pay the note secured by this Security Agreement and any renewal or extension of that note. The Debtor will also pay any other indebtedness secured by this Security Agreement in accordance with the terms and provisions of that indebtedness. The Debtor will repay immediately all sums extended by the Secured Party in accordance with the terms and provisions of this Security Agreement, the loan agreement, the note, the lease and rental assignment, and any other instrument relating to the indebtedness to the Secured Party.

     Decrease in Value of Collateral

     22. If , at any time, the Collateral is determined by independent appraisal to have a fair market value of less than 125% of the balance then owing on the obligations of Debtor described in Paragraph 2, the Debtor will either provide enough additional Collateral to satisfy the Secured Party or reduce the total indebtedness by an amount sufficient to satisfy the Secured Party.

     Change of Circumstances

     23. The Debtor will promptly notify the Secured Party of any change in fact or circumstance represented by the Debtor in this Security Agreement or in any other document furnished by the Debtor to the Secured Party in connection with the Collateral or obligation owing.

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     Change of Place of Business

     24. The Debtor will promptly notify the Secured Party of any change of the Debtor’s chief place of business, or place where records concerning accounts and other contract rights are kept.

     Notice of Pending Action

     25. The Debtor will promptly notify the Secured Party of any claim, action, or proceeding affecting title to the Collateral, or any part of the Collateral, or the security interest in the Collateral. On the written request of the Secured Party, Debtor will appear in and defend any such action or proceeding, at Debtor’s cost.

     Default In Connection With Other Obligations

     26. The Debtor will promptly notify the Secured Party if Debtor defaults on any other financial or legal obligation in excess of $250,000.00 owing to any person, entity, or government agency.

     Records and Accounts

     27. The Debtor will keep proper books of record and account in accordance with sound and generally accepted accounting principles (GAAP), consistently applied. The books will be open to inspection by the Secured Party during normal business hours.

     The Debtor will provide financial statements in form and content acceptable to the Secured Party from time to time as may be requested by the Secured Party.

     28. The Debtor will permit the Secured Party, and the accountants or other agents it designates, to visit and inspect the Debtor’s properties, assets, and books, and to discuss the Collateral and the Debtor’s affairs and finances with the Debtor or the Debtor’s officers at such reasonable times as the Secured Party may designate, and to make and take away copies of the Debtor’s records. The Secured Party is entitled to make unannounced spot checks to verify that Collateral is being used, maintained, or transferred only in accordance with the terms of this Security Agreement.

     Further Reports and Assurances

     29. The Debtor will deliver to the Secured Party, as requested, documents, lists, descriptions, certificates, and other information necessary or proper to keep the Secured Party fully informed with respect to the descriptions of the Collateral.

     30. The Debtor will promptly execute and deliver to the Secured Party all assignments, certificates, supplemental documents, writings, and assurances, and do all other acts or things reasonably requested by the Secured Party to fully evidence, perfect, and protect, assure, or enforce the security interests created by this Security Agreement including but not limited to any necessary instruments required in any other state or foreign nation or province of a foreign nation.

     31. The Debtor will sign and execute, if necessary, with the Secured Party any financing statement or other document necessary to protect the security interests under this Security Agreement against the rights or interests of third persons. Debtor will reimburse Secured Party

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for the cost of filing any and all financing statements or amendments or other instruments necessary to protect Secured Party’s interests in the Collateral. The Debtor specifically authorizes the Secured Party to file financing statements, financing statement addendum, along with any necessary attachments, and amendments in the records of the Secretary of State of Texas or any other public records to perfect the security interests in the Collateral including but limited to any necessary instruments required in any other state or foreign nation or province of a foreign nation.

V. TIME OF PERFORMANCE AND WAIVER

     Time of the Essence

     32. In performing any act under this Security Agreement and the note it secures, time is of the essence.

     Waiver

     33. The Secured Party’s acceptance of partial or delinquent payments or the failure or delay of the Secured Party to exercise any right or remedy is not a waiver of any obligation of the Debtor or right of the Secured Party, nor will it constitute a waiver of any other similar default occurring subsequently.

VI. EVENTS OF DEFAULT

     34. An event of default under this Security Agreement is the occurrence of any one of the events of default set forth in the Loan Agreement of even date between Debtor and Secured Party.

VII. REMEDIES

     UCC Remedies Available

     35. On or after the occurrence of any event of default, as specified in Article VI of this Security Agreement, the Secured Party may declare all obligations secured immediately due and payable and may proceed to enforce their payment. The Secured Party may exercise any and all of the rights and remedies provided by the Texas Business and Commerce Code, as well as other rights and remedies either at law or in equity possessed by the Secured Party, whether in the State of Texas, or in any other state, foreign nation or foreign province of a foreign nation.

     Self-Help

     36. On or after the occurrence of any event of default, the Secured Party will have the right to remove the Collateral from the premises of the Debtor. For purposes of removal and possession, the Secured Party or its representatives may enter any premises of the Debtor without legal process. The Debtor hereby waives and releases the Secured Party of and from any and all claims in connection with any such entry and removal of collateral.

     Disposition of Collateral

     37. On or after the occurrence of any event of default, the Secured Party may require the Debtor to assemble the Collateral and make it available to the Secured Party at any place to be

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designated by the Secured Party that is reasonably convenient to the Secured Party. Unless the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market, the Secured Party will give the Debtor reasonable notice, as required by the Texas Business and Commerce Code, of the time and place of any public sale of the collateral, or of the time after which any private sale or any other intended disposition of the collateral is to be made. Expenses of retaking, holding, preparing for sale, selling, or the like include the Secured Party’s reasonable attorney’s fees and legal expenses.

     Secured Party’s Rights Cumulative

     38. All rights and remedies of the Secured Party under this Security Agreement are cumulative of each other and of every other right or remedy the Secured Party may otherwise have at law or in equity or under any other contract or document for the enforcement of its security interests or the collection of the debt. The exercise of one or more rights or remedies, whether under the laws of the State of Texas or of another jurisdiction including that of a foreign nation or province of a foreign nation, will not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

VIII. SATISFACTION OF OBLIGATION

     39. On full and final payment of the obligation, Debtor will deliver a written notice of termination to Secured Party. On receipt of that notice by the Secured Party, this Security Agreement will terminate and Secured Party will promptly release the Collateral upon verification of full and final payment of the obligations of Debtor. However, no account debtor on any of the Collateral is obligated to make inquiry as to the termination of this agreement, but is fully protected in making payment directly to the Secured Party.

IX. MISCELLANEOUS PROVISIONS

     Definitions

     40. All terms used in this agreement that are defined in the Texas Business and Commerce Code have the same meaning in this agreement as in that Code.

     Governing Law

     41. This agreement is to be construed in accordance with the Texas Business and Commerce Code and other applicable laws of the State of Texas. All obligations of the parties created under this Security Agreement are performable in Victoria County, Texas.

     Partial Invalidity

     42. If any of the provisions in this Security Agreement is for any reason held to be invalid, illegal, or unenforceable in any respect, this holding will not affect the validity of any other provision of this Security Agreement. This agreement will be construed as if the invalid, illegal, or unenforceable provision had never been included.

     Entire Agreement

     43. This Security Agreement is the sole agreement of the parties and supersedes any prior understandings or written or oral agreements between the parties respecting its subject matter. It

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is understood and agreed that if any irreconcilable conflict exists between this Security Agreement and the Loan Agreement of even date, the Loan Agreement shall prevail. Likewise, it is understood and agreed that if any irreconcilable conflict exists between this Security Agreement and the Lease and Rental Assignment of even date, the Lease and Rental Assignment shall prevail.

     Amendments

     44. Any amendments to this Security Agreement must be in writing, signed by both Secured Party and Debtor.

     No Usury

     45. The parties to this Security Agreement desire to conform strictly to Texas usury laws. No provision in this Security Agreement or in any promissory note, instrument, or any other loan document executed by the Debtor evidencing the obligation will require the payment or permit the collection of interest in excess of the maximum permitted by law. If excessive interest is provided for in any document or instrument, Debtor is freed from any obligations to the excess amount, and the parties will amend the offending provision to fully comply with Texas law.

     Successors in Interest

     46. This Security Agreement is binding on the Debtor and on the Debtor’s successors, and assigns, and inures to the benefit of the Secured Party, and its successors, and assigns.

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EXECUTED to be effective on June 27, 2005.

DEBTOR:

MITCHAM INDUSTRIES, INC.

By:

BILLY F. MITCHAM, JR.
Its: President

SECURED PARTY:

FIRST VICTORIA NATIONAL BANK

By:

Its:

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